EXHIBIT 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of Charles & Colvard, Ltd. on Form S-8 of our report dated February 25, 2002, appearing in the Annual Report on Form 10-K of Charles & Colvard, Ltd. for the year ended December 31, 2001.

/s/    DELOITTE & TOUCHE, LLP

Raleigh, North Carolina
October 31, 2002

1